EXHIBIT 32.1
CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
March 10, 2011
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
     The certifications set forth below are being submitted in connection with the Annual Report on Form 10-K (the “Report”) of Zix Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Richard D. Spurr, the chief executive officer, and the principal financial officer of Zix Corporation, certifies that to the best of his knowledge and in the respective capacities as an officer of Zix Corporation:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zix Corporation.

/s/ Richard D. Spurr
Name:	Richard D. Spurr
Title:	President and Chief Executive Officer

/s/ Richard D. Spurr
Name:	Richard D. Spurr
Title:	Principal Financial Officer